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                                                               EXHIBIT 99.(n)(2)

[PWC LOGO]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-6 of our report dated April 24, 2015 relating to the financial statements and financial highlights of AUL American Individual Variable Life Unit Trust and our report dated March 20, 2015 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


Indianapolis, Indiana
April 24, 2015


PRICEWATERHOUSECOOPERS LLP, 101 W. WASHINGTON STREET, SUITE 1300, INDIANAPOLIS, INDIANA 46204
T: +(317) 222-2202, F: +(317) 940-7660, WWW.PWC.COM/US